EXHIBIT 99


                                                  Contact: Bob Minkoff
                                                           (917) 663-2946

FOR IMMEDIATE RELEASE                                      Chris Kircher
                                                           (917) 663-3597

                          PHILIP MORRIS COMPANIES INC.
                       RESUMES SHARE REPURCHASE PROGRAM.
             DECLARES REGULAR QUARTERLY DIVIDEND OF $0.44 PER SHARE

      NEW YORK, November 25, 1998 -- Philip Morris Companies Inc. (NYSE: MO) today announced the resumption of its previously authorized three-year, $8 billion share repurchase program, which will now run through the end of November 2001.

      "Our decision to resume our share repurchase program reflects our confidence in the future of Philip Morris," said Geoffrey C. Bible, chairman of the board and chief executive officer. "Together with our recent dividend increase, it demonstrates our steadfast commitment to enhancing shareholder value." The resumption of the share repurchase program follows the company's August announcement of a 10% increase in its quarterly dividend.

      Separately, the company's board of directors today declared a regular quarterly dividend of $0.44 per common share, payable on January 11, 1999 to stockholders of record as of December 15, 1998.

      With 1997 operating revenues of $72 billion, the Philip Morris family of companies is the world's largest producer and marketer of consumer packaged goods. Philip Morris Companies Inc. has five principal operating companies:
Kraft Foods, Inc. (comprising Kraft Foods North America and Kraft Foods International), Miller Brewing Company, Philip Morris International Inc., Philip Morris Incorporated (PM USA) and Philip Morris Capital Corporation.


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